UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

September 30, 2026
Date of Report (date of earliest event reported)
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Creatd, Inc.
(Exact name of registrant as specified in its charter)
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Nevada (State or other jurisdiction of incorporation or organization)	001-39500 (Commission File Number)	87-0645394 (I.R.S. Employer Identification Number)
1111B S Governors Ave # 20721 Dover, DE 19904
(Address of principal executive offices and zip code)
(646) 859-5747
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
NA	NA	NA
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
[Emerging growth company    ☐]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 - Entry into a Material Definitive Agreement
On September 30, 2026, Creatd, Inc. (the " Company ") entered into a binding letter of intent (the "LOI") with C2 Capital Group, Inc. ("C2"), in which the Company currently holds a minority equity interest. Under the LOI, the Company would acquire the remaining outstanding equity of C2 in exchange for shares of the Company's common stock and a new series of non voting convertible preferred stock, equal in the aggregate to approximately 12,900,000 shares of common stock on an as-converted basis. Closing is subject to execution of a definitive agreement and other customary conditions. Each party may be required to pay the other a break up fee in specified circumstances.
The foregoing description of the LOI is qualified in its entirety by reference to the full text of the LOI, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.
Item 9.01 - Financial Statements and Exhibits
(d) The following exhibits are being filed herewith:

Exhibit No.	Description
10.1	CRTD Binding C2 LOI- Executed
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 14th day of August, 2026.

Creatd, Inc.

By:	/s/ Jeremy Frommer
Name:	Jeremy Frommer
Title:	CEO